Exhibit 99.8
News Release

For further information contact:
Randall H. Riley
Vice President, Investor Relations
FOR IMMEDIATE RELEASE
CITIZENS, INC. TO RELEASE EARNINGS THURSDAY, AUGUST 7, 2008 AND HOST CONFERENCE CALL FRIDAY, AUGUST 8, 2008 AT 10 A.M. CDT
AUSTIN, Texas (July 24, 2008) — Citizens, Inc. (NYSE: CIA) announced today that it will release its second quarter 2008 earnings on Thursday, August 7, 2008.
Following this release, Citizens, Inc. will host a conference call to discuss its second quarter 2008 operating results on Friday, August 8, 2008. The conference call will be held at 10 a.m. Central Daylight Time on Friday, August 8, 2008, and will be hosted by Rick D. Riley, Vice Chairman and President, and Tom Kopetic, Chief Financial Officer, along with other members of the Citizens, Inc. management team. Citizens, Inc. intends to file its Form 10-Q dated June 30, 2008 on Monday, August 11, 2008 with the Securities and Exchange Commission.
To participate in the Citizens, Inc. conference call, please dial (888) 742-8686 and when prompted enter confirmation code #8442219. It is recommended you dial in 3-5 minutes before the call is scheduled to begin.
About Citizens, Inc.
Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company plans to achieve $1 billion in assets, $250 million in revenues and $10 billion of life insurance in force by 2010, via the worldwide sale of U.S. dollar denominated whole life cash value insurance policies, coupled with the acquisition of other life insurance companies. Citizens’ Class A common stock closed at $7.36 on July 23, 2008.
Additional information is available about the Company on its web site: www.citizensinc.com.

P.O. Box 149151 • Austin, Texas 78714-9151 • Phone 512 837-7100 • Fax: 512-836-9334
email: PR@citizensinc.com • web site: www.citizensinc.com